EXHIBIT 99.1

PRESS RELEASE

Nexscient® and Tekcapital Form Strategic Alliance

to Accelerate AI-Driven Technology Acquisitions

Collaboration aims to convert cutting-edge university research into transformative AI solutions.

LOS ANGELES, CA AND LONDON, UK / ACCESSWIRE / NOVEMBER 10, 2025 / -- Nexscient, Inc. (OTCQB: NXNT), a leading innovator in artificial intelligence (“AI”) applications and intelligent enterprise solutions, today announced it has entered into a strategic alliance with Tekcapital, plc. (AIM: TEK), the UK intellectual property investment group and technology transfer company, to identify and help acquire transformative intellectual property assets from leading global research institutions.

Under the alliance, Tekcapital will leverage its extensive university and technology network to identify and facilitate Technology Acquisition Opportunities that align with Nexscient’s AI and advanced computing focus areas. Nexscient will evaluate and pursue acquisitions or licenses of these innovations through strategic transactions aimed at creating long-term shareholder value.

“This alliance with Tekcapital represents a powerful extension of Nexscient’s vision to identify, fund, and commercialize high-impact AI technologies,” said Fred E. Tannous, Chief Executive Officer of Nexscient, Inc.  “Tekcapital’s unparalleled access to global university innovation, combined with our ability to integrate and scale those technologies into commercial AI solutions, creates a dynamic pathway from academic discovery to market transformation.  We believe that this collaboration accelerates our mission to deliver the Next Dimension of AI.”

Under the terms of the agreement, Tekcapital will provide Nexscient with continuous access to a curated pipeline of university-originated technologies that meet Nexscient’s acquisition profile.  Tekcapital will identify technology acquisition candidates, lead early-stage negotiations, and where appropriate, structure initial transactions for technologies that Nexscient may acquire using Nexscient stock as consideration.

“We’re delighted to enter into this alliance with Nexscient and its visionary leadership team,” said Clifford M. Gross, Ph.D., Chief Executive Officer of Tekcapital plc. “By linking Tekcapital’s global innovation sourcing capabilities with Nexscient’s executional strength in AI commercialization, we are enabling a fast-track mechanism for converting research breakthroughs into value-generating enterprises.  We believe that this is precisely the kind of collaboration that helps to bridge the gap between invention and implementation.”

About Nexscient, Inc.

Nexscient® [OTCQB: NXNT] is an emerging-growth AI company that leverages its technical expertise, business acumen, and capital resources to identify, fund, integrate, and commercialize AI and machine learning technologies.  Through its subsidiaries and strategic alliances, Nexscient is building a diversified portfolio of intelligent solutions across multiple industries, including predictive maintenance, data annotation, and industrial automation.  For more information, please visit https://nexscient.ai.

About Tekcapital, Plc.

Tekcapital creates value from investing in new, university-developed discoveries that can enhance people’s lives. Tekcapital is quoted on the AIM market of the London Stock Exchange (AIM: symbol TEK) and is headquartered in the UK. For more information, please visit www.tekcapital.com.

MEDIA CONTACTS

Nexscient, Inc.

Fred E. Tannous, President & CEO

Email: fred@nexscient.com

US: +1 (310) 494-6620

For Tekcapital, Plc.

Tim Thompson

Flagstaff Strategic and Investor Communications

Email: tim@flagstaffcomms.com

UK: +44 (0) 207 129 1474

Forward-Looking Statements

This release contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements appear in a number of places in this release and include all statements that are not statements of historical fact regarding the intent, belief or current expectations of Nexscient, Inc., its directors or its officers with respect to, among other things: (i) financing plans; (ii) trends affecting its financial condition or results of operations; (iii) growth strategy and operating strategy; and (iv) performance of our products and services. You can identify these statements by the use of the words “may,” “will,” “could,” “should,” “would,” “plans,” “expects,” “anticipates,” “continue,” “estimate,” “project,” “intend,” “likely,” “forecast,” “probable,” “potential,” and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond Nexscient’s ability to control, and actual results may differ materially from those projected in the forward-looking statements as a result of various factors. These risks and uncertainties also include such additional risk factors as are discussed in the Company’s filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended June 30, 2025, Forms 10-Q and 8-K, and in other filings we make with the Securities and Exchange Commission from time to time. These documents are available on the SEC Filings section of the Investor Relations section of our website at https://nexscient.ai. The Company cautions readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made.

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